Exhibit 10.32

JOINDER AGREEMENT

This JOINDER AGREEMENT (this “Agreement”), dated as of this 11th day of May, 2009, is entered into by and among Tornier B.V., a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) organized under the laws of the Netherlands, with corporate seat in Amsterdam (the “Company”) and Split Rock Partners, L.P. (the “Stockholder”).

WHEREAS, the Stockholder received shares of common stock of the Company (the “Stock”) pursuant to that certain Deed of Transfer, dated as of May      , 2009 by and between the Stockholder and the Company (the “Deed of Transfer”); and

WHEREAS, as a condition to the execution of the Deed of Transfer and the consummation of the transactions contemplated thereby, including the transfer of the Stock, the Stockholder agreed to enter into and be bound by the terms and conditions of this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants and agreements herein contained, the parties hereto agree as follows:

1.             Joinder to Securityholders Agreement.  The Stockholder agrees to observe and to be bound by all the terms and conditions of that certain Securityholders Agreement, dated as of July 18, 2006, by and among the Investors (as defined therein) and the Company (the “Securityholders Agreement”) to the intent and effect that the Stockholder shall (with effect from the date on which the Stock was issued to the Stockholder) be deemed to be a party to the Securityholders Agreement, with the benefit of, but subject to, all the terms and conditions thereof.  The Stockholder further agrees and acknowledges that it will be deemed to be an “Institutional Investor” and the Stock shall be deemed to be “Securities” for the purposes of the Securityholders Agreement.  For the purpose of delivery of notices under the Securityholders Agreement and for service of process, the address of the Stockholder is set forth on Schedule A to this Agreement.  Except as expressly modified by this Agreement, all of the terms, covenants, agreements, conditions and other provisions of the Securityholders Agreement shall remain in full force and effect in accordance with its terms.

2.             “Market Stand-off”.  The Stockholder agrees, if requested by the Company and an underwriter of equity securities of the Company, not to lend, offer, pledge, sell, contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any of the Stock, or enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Stock, during the 180-day period following the effective date of a registration statement of the Company filed under the Securities Act of 1933, as amended, or the securities laws of any non-U.S. jurisdiction.  If requested by the underwriters, the Stockholder shall execute a separate agreement to the foregoing effect.  The Company may impose stop-transfer instructions with respect to the Stock subject to the foregoing restrictions until the end of said 180-day period.  The provisions of this Section 2 shall be binding upon any transferee who acquires any of the Stock and concurrently with any transfer of Stock, the transferee shall agree in writing to be bound by the terms and conditions of this Section 2.

3.             Governing Law and Jurisdiction.  Except for Section 2, which shall be governed by the laws of the State of New York, this Agreement and the rights and obligations of the parties hereunder and the persons subject hereto shall be governed by, and construed and interpreted in accordance with, the laws of the Netherlands, without giving effect to the choice of law principles thereof.

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IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date first above written.

TORNIER B.V.

By:	/s/ Eric Liu
Name: Eric Liu
Title: Managing Director A

By:	/s/ G.F.X.M Nieuwenhuizen
Name: G.F.X.M Nieuwenhuizen
Title: Managing Director A

SPLIT ROCK PARTNERS, LP

By: Split Rock Partners Management, LLC, its General Partner

By:	/s/ David W. Stassen
Name: David W. Stassen
Title: Managing Director

Schedule A

Stockholder Addresses

Split Rock Partners, LP
10400 Viking Drive
Suite 550
Minneapolis, MN 55344